Exhibit 10.19

FORM OF

ABBVIE INC. SUPPLEMENTAL PENSION PLAN

(Effective as of January 1, 2013)

ABBVIE INC.

SUPPLEMENTAL PENSION PLAN

Section 1
INTRODUCTION

1-1.          Effective as of January 1, 2013, the Board of Directors of AbbVie adopts this AbbVie Inc. Supplemental Pension Plan (the “Supplemental Plan” or “Plan”) which provides for payment of (a) pension benefits calculated under the AbbVie Inc. Pension Plan (the “Pension Plan”) in excess of those which may be paid under that plan under the limits imposed by Section 415 of the U.S. Internal Revenue Code, as amended (the “Code”), and the Employee Retirement Income Security Act (“ERISA”), and (b) the additional pension benefits that would be payable under the Pension Plan if deferred awards under the AbbVie Inc. Management Incentive Plan and the AbbVie Inc. Performance Incentive Plan were included in “final earnings” as defined in the Pension Plan.

1-2.          The Supplemental Plan shall apply to employees of AbbVie and its subsidiaries and affiliates existing as of the date of adoption of the Supplemental Plan or thereafter created or acquired.  AbbVie and each of such subsidiaries and affiliates are hereinafter referred to as an “employer” and collectively as the “employers.”

1-3.          All benefits provided under the Supplemental Plan shall be provided from the general assets of the employers and not from any trust fund or other designated asset.  All participants in the Supplemental Plan shall be general creditors of the employers with no priority over other creditors.

1-4.          The Supplemental Plan shall be administered by the AbbVie Inc. Employee Benefit Administrative Committee appointed and acting under the Pension Plan (the “Administrative Committee”).  Except as stated below, the Administrative Committee shall perform all powers and duties with respect to the Supplemental Plan, including the power to direct payment of benefits, allocate costs among employers, adopt amendments and determine questions of interpretation.  The Board of Directors of AbbVie (the “Board of Directors”) shall have the sole authority to terminate the Supplemental Plan.

1-5.          As part of the Separation and Distribution Agreement by and between Abbott Laboratories and AbbVie Inc. dated [ • ], 2012, Abbott Laboratories (“Abbott”) and AbbVie entered into the Employee Matters Agreement dated [ • ], 2012 (the “EMA”).  In accordance with the EMA, all liabilities for AbbVie Employees (as defined in the EMA) under the Abbott Laboratories Supplemental Pension Plan were transferred to the Plan and the Plan became liable to pay all such benefits to such participants.  Supplement A to the Plan sets forth the additional rules applicable to the transferred benefits and transferred participants.

Section 2
ERISA PENSION PLAN SUPPLEMENTAL BENEFIT

2-1.          The benefits described in this Section 2 shall apply to all participants in the Pension Plan who retire, or terminate with a vested pension, under that plan on or after January 1, 2013.

2-2.          Each Pension Plan participant whose retirement or vested pension under that plan would otherwise be limited by Code Section 415 shall receive a supplemental pension under this Supplemental Plan in an amount which, when added to his or her Pension Plan benefit (calculated as if such benefit had been payable based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4), will equal the amount the participant would be entitled to under the Pension Plan as in effect from time to time, calculated as if such benefit had been payable based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4, without regard to the limitations imposed by Code Section 415.

Section 3
1986 TAX REFORM ACT SUPPLEMENTAL BENEFIT

3-1.          The benefits described in this Section 3 shall apply to all participants in the Pension Plan who retire or terminate on or after January 1, 2013with a vested pension under that plan.

3-2.          Each Pension Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

(a)                                  The supplemental pension shall be the difference, if any, between:

(i)            the hypothetical monthly benefit that would have been payable under the Pension Plan based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 plus any supplement provided by Section 2; and

(ii)           the hypothetical monthly benefit that would have been payable under the Pension Plan, calculated based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 (without regard to the limits imposed by Code Section 415) if the participant’s “final earnings,” as defined in the Pension Plan, had included compensation in excess of the limits imposed by Code Section 401(a)(17), and any “pre-tax contributions” made by the participant under the AbbVie Inc. Supplemental Savings Plan.

Section 4
DEFERRED COMPENSATION PLAN PENSION PLAN SUPPLEMENTAL BENEFIT

4-1.          The benefits described in this Section 4 shall apply to all participants in the Pension Plan who retire or terminate on or after January 1, 2013 with a vested pension under that plan, and who made a Deferral Election under the AbbVie Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) with respect to any calendar month during the one hundred twenty consecutive calendar months immediately preceding retirement or termination of employment.

4-2.          Each Pension Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

(a)                                  The supplemental pension shall be the difference, if any, between:

(i)            the hypothetical monthly benefit that would have been payable under the Pension Plan based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 plus any supplement provided by Section 2 and Section 3; and

(ii)           the hypothetical monthly benefit that would have been payable under the Pension Plan, calculated based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 (without regard to the limits imposed by Code Section 415) if the participant’s “base earnings,” as defined in the Pension Plan, included deferrals made under the Deferred Compensation Plan and any compensation in excess of the limits imposed by Code Section 401(a)(17).

Section 5
DEFERRED MIP PENSION PLAN SUPPLEMENTAL BENEFIT

5-1.          The benefits described in this Section 5 shall apply to all participants in the Pension Plan who retire or terminate on or after January 1, 2013 with a vested pension under that plan and who received Management Incentive Plan awards for any calendar year during the ten consecutive calendar years ending with the year of retirement or termination of employment.

5-2.          Each Pension Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

(a)                                  The supplemental pension shall be the difference, if any, between:

(i)            the hypothetical monthly benefit that would have been payable under the Pension Plan based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 plus any supplement provided by Section 2, Section 3, and Section 4; and

(ii)           the hypothetical monthly benefit that would have been payable under the Pension Plan, calculated based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 (without regard to the limits imposed by Code Section 415) if the participant’s “final earnings,” as defined in the Pension Plan, were one-sixtieth of the sum of:

A.            the participant’s total “basic earnings” (excluding any payments under the Management Incentive Plan, any division incentive plan or any comparable incentive plan) received in the sixty consecutive calendar months for which his or her basic earnings (excluding any payments under the Management Incentive Plan, any division incentive plan or any comparable incentive plan) were highest within the last one hundred twenty consecutive calendar months immediately preceding his or her retirement or termination of employment; and

B.            the amount of the participant’s total awards under the Management Incentive Plan, any division incentive plan and any comparable incentive plan (whether paid immediately or deferred) made for the five consecutive calendar years during the ten consecutive calendar years ending with the year of retirement or termination for which such amount is the greatest and (for participants granted Management Incentive Plan awards for less than five consecutive calendar years during such ten year period) which include all Management Incentive Plan awards granted for consecutive calendar years within such ten year period.

(b)           That portion of any Management Incentive Plan award which the Compensation Committee of the Board of Directors of AbbVie (“Committee”) has determined shall be excluded from the participant’s “basic earnings” shall be excluded from the calculation of “final earnings” for purposes of this subsection 5-2.  “Final earnings” for purposes of this subsection 5-2 shall include any compensation in excess of the limits imposed by Code Section 401(a)(17).

(c)           In the event the period described in subsection 5-2(a)(ii)(B) is the final five calendar years of employment and a Management Incentive Plan award is made to the participant subsequent to retirement for the participant’s final calendar year of employment, the supplemental pension shall be adjusted by adding such new award and subtracting a portion of the earliest Management Incentive Plan award included in the calculation, from the amount determined under subsection 5-2(a)(ii)(B).  The portion subtracted shall be equal to that portion of the participant’s final calendar year of employment during which the participant was employed by AbbVie.

Section 6
CORPORATE OFFICER PENSION PLAN SUPPLEMENTAL BENEFIT

6-1.          The benefits described in this Section 6 shall apply to all participants in the Pension Plan who are corporate officers of AbbVie as of January 1, 2013 or who become corporate officers thereafter, and who retire or terminate with a vested pension under that plan on or after January 1, 2013.  The term “corporate officer” for purposes of this Supplemental Plan shall mean an individual elected an officer of AbbVie by its Board of Directors (or designated as such for purposes of this Section 6 by the Compensation Committee), but shall not include assistant secretaries, assistant treasurers or other assistant officers.

6-2.          Subject to the limitations and adjustments described below, each participant described in subsection 6-1 shall receive a monthly supplemental pension under this Supplemental Plan commencing on the date determined in accordance with subsection 8-2 and payable as a life annuity, equal to 6/10 of 1 percent (.006) of the participant’s final earnings (as determined under subsection 5-2) for each of the first twenty years of the participant’s benefit service (as defined in the Pension Plan) occurring after the participant’s attainment of age 35.

6-3.          In no event shall the sum of (a) the participant’s aggregate percentage of final earnings calculated under subsection 6-2 and (b) of the participant’s aggregate percentage of final earnings calculated under subsection 5-1 of the Pension Plan, excluding 5-1(a)(ii)(B), exceed the maximum aggregate percentage of final earnings allowed under subsection 5-1 (also excluding 5-1(a)(ii)(B)) of the Pension Plan (without regard to any limits imposed by the Internal Revenue Code), as in effect on the date of the participant’s retirement or termination.  In the event the limitation described in this subsection 6-3 would be exceeded for any participant, the participant’s aggregate percentage calculated under subsection 6-2 shall be reduced until the limit is not exceeded.

6-4.          Benefit service occurring between the date a participant ceases to be a corporate officer of AbbVie and the date the participant again becomes a corporate officer of AbbVie shall be disregarded in calculating the participant’s aggregate percentage under subsection 6-2.

6-5.          Any supplemental pension otherwise due a participant under this Section 6 shall be reduced by the amount (if any) by which:

(a)           the hypothetical benefits that would be payable to such participant under the Pension Plan, based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4, and this Supplemental Plan exceeds

(b)           the hypothetical maximum benefit that would be payable to the participant under the Pension Plan, calculated based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4 (without regard to the limits imposed by Code Section 415) based on the participant’s final earnings (as determined under subsection 5-2), if the participant had accrued the maximum benefit service recognized by the Pension Plan.

6-6.          Any supplemental pension due a participant under this Section 6 shall be actuarially adjusted as provided in the Pension Plan to reflect the pension form selected by the participant as permitted by subsections 8-3 and 8-4 and the participant’s age at commencement of the pension as provided in Section 7.

Section 7
CORPORATE OFFICER PENSION PLAN
SUPPLEMENTAL EARLY RETIREMENT BENEFIT

7-1.          The benefits described in this Section 7 shall apply to all persons described in subsection 6-1.

7-2.          The supplemental pension due under Sections 2, 3, 4, 5 and 6 to each participant described in subsection 7-1 shall be reduced in accordance with the rules provided in subsections 5-3 and 5-6 of the Pension Plan for each month by which its commencement date precedes the last day of the month in which the participant will attain age 60.  No reduction will be made for the period between the last day of the months the participant will attain age 60 and age 62.

7-3.          Each participant described in subsection 7-1 shall receive a monthly supplemental pension under this Supplemental Plan equal to any hypothetical reduction made in such participant’s Pension Plan pension in accordance with the rules provided in subsections 5-3 and 5-6 of the Pension Plan for the period between the last day of the months the participant will attain age 60 and age 62, calculated as if the participant had commenced receipt of the participant’s Pension Plan benefit on the same date on which the participant commences receipt of the participant’s supplemental pension based on the distribution rules established hereunder and the pension form selected by the participant as permitted by subsections 8-3 and 8-4.

Section 8
MISCELLANEOUS

8-1.          For purposes of this Supplemental Plan, the term “Management Incentive Plan” shall mean the AbbVie Inc. 2013 Management Incentive Plan, the AbbVie Inc. 2013 Performance Incentive Plan, and any successor to any of those plans.

8-2.          The monthly vested supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 shall commence to be paid to the participant or his or her beneficiary on the last day of the month following the month in which:

(a)           For any Transferred Participant or Post-Distribution Participant (both as defined in Supplement A) who has an Old Formula Benefit (as defined in the Pension Plan) under the Pension Plan, the later of the date on which such participant attains age 50 and the date such participant’s employment is terminated; or

(b)           For any Transferred Participant or Post-Distribution Participant (both as defined in Supplement A) who does not have an Old Formula Benefit (as defined in the Pension Plan) under the Pension Plan and any participant who does not fall into the preceding categories hired by AbbVie on or after January 1, 2013, the later of the date on which such participant attains age 55 and the date such participant’s employment is terminated.

Notwithstanding the foregoing provisions of subsection 8-2, any participant eligible to make an election under Section 9 may make such election with respect to any accruals for services performed in the year following the year such election is made.

Notwithstanding the foregoing provisions of subsection 8-2, in the event that the present value of participant’s supplemental pension under Sections 2, 3, 4, 5, 6 and 7 does not exceed in the aggregate $25,000 as of the commencement date of the pension payable to such participant or his or her beneficiary, and payment of such supplemental pension has not been previously made under Section 9, the present value of such supplemental pension shall be paid to such participant in a lump-sum on such commencement date.

8-3.          Except as otherwise specifically provided, payment of the monthly vested supplemental pension described in Sections 2, 3, 4, 5, 6, and 7 shall be made to a participant as follows:

(a)           Life Annuity.  A participant who is not legally married on the date as of which such payments commence shall receive a monthly retirement income or monthly deferred vested benefit in accordance with the plan payable on a life annuity basis, with the last payment to be made for the month in which his or her death occurs.

(b)           50% Joint and Survivor Annuity.  A participant who is legally married on the date as of which such payments commence shall receive a 50% joint and survivor annuity which is actuarially equivalent to the amount of monthly retirement income or monthly deferred vested benefit otherwise payable to him or her in accordance with the plan on a life annuity basis. Such joint and survivor annuity shall consist of a reduced monthly retirement income or monthly deferred vested benefit continuing during the participant’s lifetime, and if the participant’s spouse is living at the date of the participant’s death, payment of one-half of such reduced monthly retirement income or monthly deferred vested benefit to such spouse until the spouse’s death occurs, with the last payment to be made for the month of the death of the last to die of the participant and his or her spouse. The joint and survivor annuity payable hereunder to or with respect to a participant who retires on a late retirement date shall be computed as if such participant had retired on his or her normal retirement date using for the age of his or her spouse as of his or her late retirement date, that spouse’s age as of his or her normal retirement date.

8-4.          In lieu of the form and amount of supplemental pension benefit specified in subsection 8-3, a participant may elect, prior to commencement, a supplemental pension benefit, which is actuarially equivalent to the form of payment specified in subsection 8-3(a), in the annuity forms permitted by the Board of Review, provided that the scheduled date for the first annuity payment is not changed as a result of such election.  For purposes of this provision, the term “actuarially equivalent” shall have the meaning provided by Treasury Regulation §1.409A-2(b)(2)(ii)(A), applying reasonable actuarial methods and assumptions, which must be the same for each annuity payment option and otherwise comply with the rules provided by Treasury Regulation §1.409A-2(b)(2)(ii)(D).

An election under this subsection 8-4 must be in writing, signed by the participant, and filed with the Board of Review at such time and in such manner as the Board of Review shall determine; and will be effective only if the participant’s spouse, if any, consents to the election in writing, and such consent acknowledges the effect of the election and is witnessed by a plan representative or a notary public. In any case where a participant elects an optional form of benefit, the option shall be designed so that more than 50 percent of the actuarial reserve required to provide the participant’s monthly vested supplemental pension benefit in the normal form will be applied to provide the participant’s benefits under the option during the period of the participant’s life expectancy. Payment of an optional form of benefit will commence no later than the date on which the participant’s monthly supplemental pension benefit would otherwise commence. An election under this subsection 8-4 may not be changed after payment of the participant’s supplemental pension benefit has commenced.

8-5.          Notwithstanding any other provision of this Supplemental Plan, if a participant terminates employment within two (2) years following the occurrence of a Change in Control, the present value of his or her supplemental pension under Sections 2, 3, 4 and 5 (but excluding any amounts with respect to which an election under Section 9 has been made, whether or not then payable or vested) shall be paid to such participant in a lump sum, calculated using reasonable actuarial assumptions and methods, within thirty (30) days following the date of such termination of employment; provided that the event constituting a Change in Control is also a “change in control event,” as such term is defined in Treasury Regulation § 1.409A-3(i)(5).  The supplemental pension under Section 2 shall be computed using as the applicable limit under Section 415 of the Internal Revenue Code, such limit as is in effect on the termination date and based on the assumption that the participant will receive his or her supplemental pension in the form of a straight life annuity with no ancillary benefits.  The present values of the supplemental pensions under Sections 2, 3, 4 and 5 shall be computed as of the date of payment using an interest rate equal to the Pension Benefit Guaranty Corporation interest rate applicable to an immediate annuity, as in effect on the date of payment.

8-6.          For purposes of subsection 8-5, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(a)           the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie (not including in the securities beneficially owned by such Person any securities acquired directly from AbbVie or its Affiliates) representing 20% or more of the combined voting power of AbbVie’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)           the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of AbbVie) whose appointment or election by the Board of Directors or nomination for election by AbbVie’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)           the date on which there is consummated a merger or consolidation of AbbVie or any direct or indirect subsidiary of AbbVie with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of AbbVie, the entity surviving such merger or consolidation or, if AbbVie or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of AbbVie outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any subsidiary of AbbVie, at least 50% of the combined voting power of the securities of AbbVie or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of AbbVie (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie (not including in the securities Beneficially Owned by such Person any securities acquired directly from AbbVie or its Affiliates) representing 20% or more of the combined voting power of AbbVie’s then outstanding securities; or

(d)           the date the shareholders of AbbVie approve a plan of complete liquidation or dissolution of AbbVie or there is consummated an agreement for the sale or disposition by AbbVie of all or substantially all of AbbVie’s assets, other than a sale or disposition by AbbVie of all or substantially all of AbbVie’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of AbbVie, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any subsidiary of AbbVie, in substantially the same proportions as their ownership of AbbVie immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of AbbVie immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of AbbVie immediately following such transaction or series of transactions.

For purposes of this Supplemental Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) AbbVie or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of AbbVie in substantially the same proportions as their ownership of stock of AbbVie.

8-7.          POTENTIAL CHANGE IN CONTROL.  A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)           AbbVie enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b)           Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

(c)           Any Person becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie representing 10% or more of either the then outstanding shares of common stock of AbbVie or the combined voting power of AbbVie’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from AbbVie or its Affiliates).

(d)           The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

8-8.          The provisions of subsections 8-5, 8-6, 8-7 and this subsection 8-8 may not be amended or deleted, nor superseded by any other provision of this Supplemental Plan, (a) during the pendency of a Potential Change in Control and (b) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

8-9.          All benefits due under this Supplemental Plan shall be paid by AbbVie and AbbVie shall be reimbursed for such payments by the employee’s employer.  In the event the employee is employed by more than one employer, each employer shall reimburse AbbVie in proportion to the period of time the employee was employed by such employer, as determined by the Board of Review in its sole discretion.

8-10.        The benefits under the Supplemental Plan are not in any way subject to the debts or other obligations of the persons entitled to benefits and may not be voluntarily or involuntarily sold, transferred or assigned.

8-11.        Nothing contained in this Supplemental Plan shall confer on any employee the right to be retained in the employ of AbbVie or any of its subsidiaries or affiliates.

8-12.        Upon adoption of this Supplemental Plan, the prior resolutions shall be deemed rescinded.

8-13.        A participant shall not become vested in the participant’s supplemental pension under Sections 2, 3, 4, 5, 6 and 7 until the participant has attained sixty (60) months of vesting service.  For purposes of the Supplemental Plan, a participant shall be entitled to 1/12th of a year of vesting service for each calendar month (or portion thereof) during which the participant is employed by an employer.  The payments required by Section 8 or Section 9 of the Supplemental Plan shall, in each case, relate only to the vested portion of a participant’s supplemental pension.

8-14.        To the extent applicable, it is intended that the Supplemental Plan comply with the provisions of Code Section 409A.  The Supplemental Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Supplemental Plan to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).  Notwithstanding anything contained herein to the contrary, a participant shall not be considered to have terminated employment with AbbVie or any employer hereunder for purposes of the Supplemental Plan and no payments shall be due under Supplemental Plan which are payable upon the participant’s termination of employment unless the participant would be considered to have incurred a “separation from service” from AbbVie within the meaning of Code Section 409A.  To the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, amounts that would otherwise be payable pursuant to the Supplemental Plan during the six-month period immediately following the participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the participant’s termination of employment (or upon the participant’s death, if earlier), plus interest thereon, at a rate equal to the applicable “Federal short-term rate” (as defined in Code Section 1274(d)) for the month in which such termination of employment occurs (to the extent that such interest is not already provided to the participant under subsection 9.10), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment.  With respect to expenses eligible for reimbursement under the terms of the Supplemental Plan, (a) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year and (b) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Code Section 409A.

8-15.        In accordance with Treasury Regulation § 1.409A-3(j)(4)(ii), distributions shall be made to an individual (other than to the participant) pursuant to the terms of a “domestic relations order” (as defined in Internal Revenue Code Section 414(p)(1)(B)), as determined and administered by the AbbVie Senior Vice President, Human Resources (or the individual holding equivalent duties and responsibilities) or his or her delegate, provided, that such order (a) does not require the plan to provide any type or form of benefit, or any option not otherwise provided under the plan, (b) does not require the plan to provide increased benefits, and (c) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order.

Section 9
ALTERNATE PAYMENT OF SUPPLEMENTAL PENSIONS

9-1.          A participant who is actively employed by AbbVie as a corporate officer as of December 31 of his or her first year as a corporate officer shall be entitled to receive payment of the present value of the vested supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 which accrues with respect to the year and shall elect to receive such payment by either of the following methods: (a) current payment in cash directly to the participant, or (b) current payment of a portion of such present value in cash for the participant directly to a Grantor Trust established by the participant, determined to be substantially similar to the form of Grantor Trust attached hereto as Schedule B, and current payment of the balance of such present value in cash paid directly to or withheld on behalf of the participant equal to the aggregate federal, state and local individual income and employment taxes owed with respect to the gross payment (as determined in accordance with subsection 9-10). The payment of any amount provided under this subsection 9-1 shall be made to the Grantor Trust established by the participant within the thirty (30)-day period beginning April 1 of the year following the year in which such present value is accrued.

9-2.          For each year subsequent to the year in which a participant becomes a corporate officer, if the present value of a participant’s vested and accrued supplemental pension has been paid to the participant (including amounts paid to the participant’s Grantor Trust) pursuant to subsection 9-1 then, with respect to each subsequent year of active participation, as of that December 31, a participant shall be entitled to a payment in an amount equal to (i) the present value (as of that December 31) of the participant’s vested supplemental pension described in Sections 2, 3, 4, 5, 6 and 7, less (ii) the current value (as of that December 31) of the payments previously made to the participant under subsections 9-1 and 9-2 (if any).  Each year a participant who is a corporate officer may elect to receive payment of the amounts described in subparagraphs (i) and (ii) above for the year by either of the following methods: (a) current payment in cash directly to the participant, or (b) current payment of such amount in cash for the participant directly to a Grantor Trust established by the participant (less the aggregate federal, state and local individual income and employment taxes paid to or withheld on behalf of the participant (as determined in accordance with subsection 9-10)).  The payment of any amount provided under this subsection 9-2 shall be made to the Grantor Trust established by the participant within the thirty (30)-day period beginning April 1 of the year following the year in which such present value is accrued.  No payments shall be made under this subsection 9-2 as of any December 31 after the calendar year in which the participant retires or otherwise terminates employment with AbbVie.

9-3.          Present values for the purposes of subsections 9-1 and 9-2 shall be determined using reasonable actuarial assumptions specified for this purpose by AbbVie and consistently applied in accordance with the requirements of Treasury Regulation §1.409A-2(b)(2)(ii)(D).  The “current value” of the payments previously made to a participant under subsection 9-2 means the aggregate amount of such payments, with interest thereon (at the rate specified in subsection 9-8).

9-4.          AbbVie, as the administrator of the participant’s Grantor Trust, may direct the trustee to distribute to the participant from the income of such Grantor Trust an amount sufficient to pay the taxes on the Grantor Trust earnings for such year, to the extent a sufficient sum of money has not been paid to, or withheld on behalf of, the participant pursuant to subsection 9-6.  The taxes shall be determined in accordance with subsection 9-10.

9-5.          Except as provided in subsection 9-9, a participant shall be deemed to have irrevocably waived and shall be foreclosed from any right to receive any supplemental pension benefits on that portion of the supplemental pension that the participant elects to be paid in cash under subsection 9-1 or 9-2.  A participant, who has elected to receive a payment under subsection 9-1 or 9-2 to a Grantor Trust, must establish such trust in a form which AbbVie determines to be substantially similar to the trust attached to this Supplemental Plan as Schedule B.  If a participant fails to make an election under subsection 9-1 or 9-2, or if a participant makes an election under subsection 9-1 or 9-2 to receive payment in a Grantor Trust but fails to establish a Grantor Trust, then payment shall be made in cash directly to the participant.

9-6.          AbbVie will establish and maintain a separate Supplemental Pension Account in the name of each participant, a separate After-Tax Supplemental Pension Account in the name of each participant, and a separate Tax Payment Account in the name of each participant.  The Supplemental Pension Account shall reflect any amounts:  (a) paid to, or withheld on behalf of, a participant to satisfy the aggregate federal, state and local individual income and employment taxes (including amounts paid to a participant’s Grantor Trust) pursuant to subsections 9-1 and 9-2 and (b) disbursed to a participant for supplemental pension benefits (or which would have been disbursed to a participant if the participant had not elected to receive a cash disbursement pursuant to subsections 9-1 and 9-2).  The After-Tax Supplemental Pension Account shall also reflect such amounts but shall be maintained on an after-tax basis.  The accounts established pursuant to this subsection 9-6 are for administrative convenience, and no trust relationship with respect to such accounts is intended or should be implied.

9-7.          As of the end of each calendar year, a participant’s Supplemental Pension Account shall be credited with interest calculated at the rate of eight percent (8%) per year.  Any amount so credited shall be referred to as a participant’s “Interest Accrual.”  The calculation of the Interest Accrual shall be based on the balance of the payments made pursuant to subsections 9-1 and 9-2 and any Interest Accrual thereon from previous years.  As of the end of each calendar year a participant’s After-Tax Supplemental Pension Account shall be credited with interest which shall be referred to as the After-Tax Interest Accrual.  The “After-Tax Interest Accrual” shall be an amount equal to the product of (a) the Interest Accrual credited to the participant’s Supplemental Pension Account for such year multiplied by (b) one minus the aggregate of the federal, state, and local individual income tax rates and employment tax rate (determined in accordance with subsection 9-10).

9-8.         In addition to any payment made to a participant for a calendar year pursuant to subsections 9-1 and 9-2, a participant shall also be entitled to a payment (an “Interest Payment”) for each year in which the Grantor Trust is in effect.  For all participants who are Transferred Participants under Supplement A, the Interest Payment shall equal the excess of the gross amount of the participant’s Interest Accrual (as defined in subsection 9-7), over the net income of the participant’s Grantor Trust for the year, as adjusted by the amounts described in Schedule A, and shall be paid within the thirty (30)-day period beginning April 1 of the following fiscal year.  A portion of such Interest Payment, equal to the excess, if any, of the Net Interest Accrual over the net earnings of the participant’s Grantor Trust, shall be deposited in the participant’s Grantor Trust, with the balance paid to, or withheld on behalf of, the Participant; provided, however, in the event that the net earnings of the participant’s Grantor Trust exceeds the Net Interest Accrual, a distribution from the Grantor Trust shall be required in accordance with subsection 9-4.  A participant’s Net Interest Accrual for a year is an amount equal to the After-Tax Interest Accrual credited to the participant’s After-Tax Supplemental Pension Account for that year in accordance with subsection 9-7.  No payments shall be made under this subsection 9-8 for any year following the year in which the participant dies, retires or otherwise terminates employment with AbbVie.

9-9.         In addition to and notwithstanding the payments made to a participant’s Grantor Trust under subsections 9-1 and 9-2 and subject only to the subsequent election requirements of Treasury Regulation § 1.409A-2(b), AbbVie shall make the monthly vested supplemental pension payments that would have been payable to the participant had no payments been made to the participant’s Grantor Trust under subsections 9-1 and 9-2 in the form provided by subsection 8-3.  The monthly vested supplemental pension payments hereunder shall commence on the first business day of February following the sixth anniversary of the participant’s termination of employment and ending with the month of the participant’s (or surviving spouse’s) death.  By way of example, (a) if a participant terminated employment on June 1, 2013, the commencement date would be the first business day in February, 2020, and (b) if a participant terminated employment on January 15, 2013, the commencement date would be the first business day in February, 2019.  Payments under this subsection 9-9 shall be made by the employers (in such proportions as AbbVie shall designate) directly from their general corporate assets.  Payment of the annuity required by this subsection 9-9 may be deferred by AbbVie in compliance with the subsequent election requirements of Treasury Regulation § 1.409A-2(b).  Any election to defer payment hereunder shall not take effect until at least 12 months after the election is made; shall be made not less than 12 months before the annuity commencement date; and shall require payment to be deferred for a period of no less than five years from such annuity commencement date.

9-10.       For purposes of this Supplemental Plan, a participant’s federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this Supplemental Plan is to be made; state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant’s residence in the calendar year for which such a calculation is to be made; and a participant’s employment tax rate shall be deemed to be the highest marginal rate of Federal Insurance Contributions Act tax in effect in the calendar year for which such a calculation is to be made, net of any federal tax benefits without a benefit for any net capital losses.  Any employer shall be entitled, if necessary or desirable, to pay, or withhold the amount of any federal, state or local tax, attributable to any amounts payable by it under the Supplemental Plan, and may require payment or indemnification from the participant in an amount necessary to satisfy such taxes prior to remitting such taxes.

9-11.       Each participant’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee.  Such investment guidelines, once established, may be changed by the Committee, provided that any change shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of Section 3(b) of the form of Grantor Trust attached hereto as Schedule B.

9-12.       Notwithstanding anything contained in the Supplemental Plan to the contrary, the Grantor Trusts established by the participants under the Supplemental Plan shall be funded in accordance with the requirements of Code Section 409A.

SCHEDULE A

[TO BE INSERTED WHEN AMOUNTS ARE AVAILABLE]

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SCHEDULE B

SUPPLEMENTAL BENEFIT
GRANTOR TRUST

THIS AGREEMENT, made this                day of                                            , 20      , by and between                                                         , (the “grantor”), and The Northern Trust Company, located at Chicago, Illinois, as trustee (the “trustee”),

WITNESSETH THAT:

WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the AbbVie Inc. Supplemental Pension Plan, as it may be amended from time to time.

NOW, THEREFORE, IT IS AGREED as follows:

ARTICLE I
Introduction

I-1           Name.  This agreement and the trust hereby evidenced (the “trust”) may be referred to as the “                                                              Supplemental Benefit Grantor Trust.”

I-2           The Trust Fund.  The “trust fund” as at any date means all property then held by the trustee under this agreement.

I-3           Status of the Trust.  The trust shall be irrevocable.  The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

I-4           The Administrator.  AbbVie Inc. (“AbbVie”) shall act as the “administrator” of the trust, and as such shall have certain powers, rights and duties under this agreement as described below.  AbbVie will certify to the trustee from time to time the person or persons authorized to act on behalf of AbbVie as the administrator.  The trustee may rely on the latest certificate received without further inquiry or verification.

I-5           Acceptance.  The trustee accepts the duties and obligations of the “trustee” hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

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ARTICLE II
Distribution of the Trust Fund

II-1         Supplemental Pension Account.  The administrator shall maintain a “supplemental pension account” under the trust.  As of the end of each calendar year, the administrator shall charge the account with all distributions made from the account during that year; and credit the account with its share of trust income and realized gains and charge the account with its share of trust expenses and realized losses for the year.

II-2         Distributions Prior to the Grantor’s Death.  Principal and accumulated income shall not be distributed from the trust prior to the grantor’s retirement or other termination of employment with AbbVie or a subsidiary of AbbVie (the grantor’s “settlement date”); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the trust fund for that year, with the balance of such income to be accumulated in the trust.  The administrator shall inform the trustee of the grantor’s settlement date.  Thereafter, the trustee shall distribute the amounts from time to time credited to the supplemental pension account to the grantor, if then living, in the same manner, at the same time and over the same period as the pension payable to the grantor under AbbVie Inc. Pension Plan.

II-3         Distributions After the Grantor’s Death.  The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income thereof shall be distributed upon the grantor’s death.  The grantor may direct that such amounts be distributed in a lump sum or, if the beneficiary is the grantor’s spouse (or a trust [a “Trust”] for which the grantor’s spouse is the sole income beneficiary), in the same manner, at the same time and over the same period as the pension payable to the grantor’s surviving spouse under the AbbVie Inc. Pension Plan.  If the grantor directs the same method of distribution as the pension payable to the surviving spouse under the AbbVie Inc. Pension Plan to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary’s estate.  If the grantor directs the same method of distribution as the pension payable to the surviving spouse under the AbbVie Inc. Pension Plan to a Trust for which the grantor’s spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such Trust.  Despite the foregoing, if (i) the beneficiary is a Trust for which the grantor’s spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-3 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such Trust may elect to withdraw such excess income by written notice to the trustee.  Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor’s lifetime.  If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum.  If the grantor fails to designate a beneficiary as provided above, then on the grantor’s death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor’s estate.”

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II-4         Facility of Payment.  When a person entitled to a distribution hereunder is under legal disability, or, in the trustee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person’s legal representative, or to a relative or friend of such person for such person’s benefit.  Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

II-5         Perpetuities.  Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor’s descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

ARTICLE III
Management of the Trust Fund

III-1       General Powers.  The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

(a)           Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

(b)           To invest and reinvest the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government and in any mutual funds, common trust funds or collective investment funds which invest solely in such obligations, provided that to the extent practicable no more than Ten Thousand Dollars ($10,000) shall be invested in such mutual funds, common trust funds or collective investment funds at any time; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

(c)           To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, in amounts not in excess of those reasonably necessary to make distributions from the trust.

(d)           To borrow from anyone, with the administrator’s approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

(e)           To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

(f)            To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee’s satisfaction.

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(g)           To compromise, contest, settle or abandon claims or demands.

(h)           To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

(i)            To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.

(j)            To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

(k)           To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its protection.

(l)            To deal without restriction with the legal representative of the grantor’s estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.

(m)          Upon the prior written consent of the administrator, to appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

(n)           To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

(o)           To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

(p)           To perform any and all other acts which in the trustee’s judgment are appropriate for the proper management, investment and distribution of the trust fund.

III-2       Principal and Income.  Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust.  The grantor’s interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

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III-3       Statements.  The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

III-4       Compensation and Expenses.  All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

ARTICLE IV
General Provisions

IV-1        Interests Not Transferable.  The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

IV-2        Disagreements as to Acts.  If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any court.

IV-3        Trustee’s Obligations.  No power, duty or responsibility is imposed on the trustee except as set forth in this agreement.  The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution.  The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement; and the trustee shall not be liable for any action taken because of the specific direction of the administrator.

IV-4        Good Faith Actions.  The trustee’s exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons.  No one shall be obliged to see to the application of any money paid or property delivered to the trustee.  The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

IV-5        Waiver of Notice.  Any notice required under this agreement may be waived by the person entitled to such notice.

IV-6        Controlling Law.  The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

IV-7        Successors.  This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

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ARTICLE V
Changes in Trustee

V-1         Resignation or Removal of Trustee.  The trustee may resign at any time by giving thirty days’ advance notice to the administrator and the grantor.  The administrator may remove a trustee by written notice to the trustee and the grantor.

V-2         Appointment of Successor Trustee.  The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement.  A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

V-3         Duties of Resigning or Removed Trustee and of Successor Trustee.  A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account.  Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee.  Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee.  No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee.  With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

ARTICLE VI
Amendment and Termination

VI-1        Amendment.  With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

(a)                                 The duties and liabilities of the trustee cannot be changed substantially without its consent.

(b)                                 This trust may not be amended so as to make the trust revocable.

VI-2        Termination.  This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

*     *     *

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IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.

Grantor

The Northern Trust Company, as Trustee

By

Its

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SUPPLEMENT A

SPECIAL RULES RELATED TO TRANSFER FROM ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN

A-1.        Purpose and Effect.  The purpose of this Supplement A is to provide for the transfer of liabilities from the Abbott Laboratories Supplemental Pension Plan (the “Abbott SERP”) to this Supplemental Plan with respect to Transferred Participants and Post-Distribution Participants as set forth in the Separation Agreement.

A-2.        Eligibility, Service and Compensation.  Transferred Participants and Post-Distribution Participants shall (a) be eligible to participate in the AbbVie SERP to the extent they were eligible to participate in the Abbott SERP as of the applicable Transfer Date (as defined in the EMA), and (b) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Abbott SERP as of the Transfer Date (as defined in the EMA) as if that service had been rendered to AbbVie (provided that in the event that any such Transferred Participant or Post-Distribution Participant receives a distribution from the Abbott SERP, the value of such distribution shall be offset against future benefits under the AbbVie SERP to the extent necessary to prevent a duplication of benefits).  The compensation paid by Abbott and its subsidiaries to a Transferred Participant or a Post-Distribution Participant that was recognized under the Abbott SERP as of the Transfer Date (as defined in the EMA) shall be credited and recognized for all applicable purposes under the AbbVie SERP as though it were compensation from AbbVie or its Subsidiaries.

A-3.        Time and Form of Payment.  The accrued benefit of each Transferred Participant and each Post-Distribution Participant under the Abbott SERP as of the applicable Transfer Date (as defined in the EMA) shall be payable under the AbbVie SERP at the time and in a form that would have been permitted under the Abbott SERP as in effect as of such Transfer Date (as defined in the EMA), with employment by Abbott or its subsidiaries prior to the Transfer Date (as defined in the EMA) treated as employment by the AbbVie or its affiliates under the AbbVie SERP for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms; and the AbbVie SERP shall assume and honor the terms of all arrangements relating to beneficiaries and alternate payees in effect and honored under the Abbott SERP as of the applicable Transfer Date with respect to Transferred Participants and Post Distribution Participants.

A-4.        Initial Transfer of Liabilities from Abbott SERP.  As soon as practicable after the Separation, and subject to such terms and conditions as the Plan Administrator may establish, the Plan shall assume all liabilities and the Abbott SERP shall transfer all liabilities for all obligations under the Abbott SERP for the benefits of Transferred Participants (and their beneficiaries and/or alternate payees) as determined on the applicable Transfer Date (as defined in the EMA).

A-5.        Subsequent Transfers.  At such time or times as the Plan Administrator and Abbott (or its delegate) shall agree, and subject to such terms and conditions as the Plan Administrator may establish, the Plan shall assume all liabilities and the Abbot SERP shall transfer all liabilities for all obligations under the Abbott SERP for the benefits of Post-Distribution Participants (and

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their beneficiaries and/or alternate payees) as determined on the applicable Transfer Date (as defined in the EMA).

A-6.        Definitions.  For purposes of this Supplement A, the following terms are defined as follows:

(a)                                 “Post-Distribution Participant” means: (i) a Post-Distribution AbbVie Employee (as defined in the EMA) who (A) was an employee of Abbott Laboratories or its subsidiary as of immediately prior to the Separation (as defined in the Separation Agreement) and is transferred to or hired by AbbVie or its Subsidiary after the Separation (as defined in the Separation Agreement) and (B) had liabilities associated with his or her accrued benefits (including any accrued benefits with respect to beneficiaries or alternate payees) in the Abbott SERP transferred to this Plan in accordance with this Supplement A; and (ii) any other individual on whose behalf liabilities are transferred from the Abbott Pension Plan to the Pension Plan during the Transition Period (as described in the EMA).

(b)                                 “Transferred Participant” means an AbbVie Employee or an AbbVie LTD Participant (as defined in the EMA), excluding any Post-Distribution AbbVie Employee (as defined in the EMA), who accept an offer of employment or continue employment with or is transferred to AbbVie Inc. under the EMA on or immediately after the Separation (as defined in the Separation Agreement).

A-7.        Grantor Trusts.  Certain Transferred Participants and Post-Distribution Participants who participated in the Abbott SERP have established grantor trusts in connection with such plan.  Abbott and AbbVie shall use their commercially reasonable best efforts to facilitate the amendment of each such grantor trust to provide that (a) AbbVie is the administrator of such trust and (b) distribution of amounts under such trust is made by reference to termination of employment with AbbVie and its subsidiaries and not termination of employment with the Abbott and its subsidiaries.

A-8.        Use of Terms.  Terms used in this Supplement A have the meanings of those terms as set forth in the Plan, unless they are defined in this Supplement A.  All of the terms and provisions of the Plan shall apply to this Supplement A except that where the terms of the Plan and this Supplement A conflict, the terms of this Supplement A shall govern.

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